EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that this Amendment No. 18 to the statement on Schedule 13D is being filed with the United States Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k) under the United States Securities Exchange Act of 1934, as amended.

Dated: September 19, 2016

Glencore AG

By:	/s/ Alicia Wright

Name:	Alicia Wright

Title:	Officer

By:	/s/ Patrick Huber

Name:	Patrick Huber

Title:	Officer

Glencore International AG

By:	/s/ Alicia Wright

Name:	Alicia Wright

Title:	Officer

By:	/s/ Shaun Teichner

Name:	Shaun Teichner

Title:	Officer

Glencore plc

By:	/s/ John Burton

Name:	John Burton

Title:	Company Secretary